Warby Parker Announces Third Quarter Fiscal Year 2021 Results
Revenue increased 32.0% to $137.4 million
Raises Fiscal 2021 Outlook
Active customers increased to 2.15 million

NEW YORK, November 12, 2021. Warby Parker Inc. (NYSE: WRBY) (the “Company”), a direct-to-consumer lifestyle brand focused on vision for all, today announced financial results for the quarter ended September 30, 2021.
“Every day, we strive to design high-quality products, deliver remarkable customer experiences, and develop innovative technologies that help the world see. Our strong third quarter results reflect our commitment to achieving these goals while delivering ambitious, long-term sustainable growth,” said Co-Founder and Co-CEO Dave Gilboa.
“We’re incredibly proud of the milestones we achieved in Q3, from opening our second optical lab to going public via a direct listing–and being the first public benefit corporation to do so,” added Co-Founder and Co-CEO Neil Blumenthal. “As we look ahead, we remain laser focused on executing against our growth strategies by increasing our active customer base, expanding our retail footprint, and delivering innovative products and services that further our mission to inspire and impact the world with vision, purpose and style.”
Third Quarter 2021 Financial Results
For the third quarter of 2021, compared to the third quarter of 2020:
•Net revenue increased $33.3 million, or 32.0%, to $137.4 million.
•Active Customers increased by 395,000, or 23%, to 2.15 million.
•Gross profit dollars increased 24.5% to $79.7 million.
•Gross margin was 58.0% compared to 61.5% in the prior year, primarily driven by increased penetration of contact lenses versus the prior year, reflecting Warby Parker's strategy to grow its contact lens offering. Gross margin also includes approximately 70 basis points of stock-based compensation expense related to the Company’s direct listing in 2021. In addition, gross margin for third quarter 2020 includes approximately 90 basis points of improvement related to a tariff rebate received.
•Selling, general and administrative expenses (“SG&A”) increased $66.3 million to $171.6 million, primarily driven by $65.0 million in stock-based compensation expense, $23.9 million in direct listing expenses, and $7.8 million in expense from a stock donation to the Warby Parker Impact Foundation.
Excluding these items, as well as $42.4 million of stock based compensation expense incurred in the third quarter of 2020, SG&A increased $12.0 million, on an adjusted basis. On this basis(1), SG&A as a percentage of revenue improved 590 basis points, from 60.5% to 54.6%, primarily as a result of net revenue growth outpacing SG&A expense growth as Warby Parker maintained disciplined management of its expense profile.
•Net loss increased $49.5 million to $91.1 million, primarily as a result of the increase in SG&A described above.

•Adjusted EBITDA(1) increased $5.8 million, or 106%, to $11.2 million.
•Adjusted EBITDA margin(1) increased 290 basis points to 8.1%.
•Warby Parker opened nine new stores during the quarter, bringing year-to-date openings to 28, and ended the quarter with 154 stores.
Due to the impact of COVID-19-related store closures last year, Warby Parker is making fiscal year 2021 financial comparisons against fiscal years 2020 and 2019. The consolidated statement of operations for the third quarter of 2019 is included in the tables at the end of this release for reference.
For the third quarter of 2021, compared to the third quarter of 2019:
•Net revenue increased $42.6 million, or 45%.
•Gross margin was 58.0%, compared to 60.0% in the prior period, primarily driven by an increased penetration of contacts in 2021 versus 2019, reflecting Warby Parker's strategy to grow its contact lens offering. Gross margin also includes approximately 70 basis points of stock-based compensation expense related to the Company’s direct listing in 2021.
•SG&A increased $116.3 million to $171.6 million, primarily driven by $65.0 million in stock compensation expense, $23.9 million in direct listing expenses, and $7.8 million in expense from a stock donation to the Warby Parker Impact Foundation. Excluding these items, SG&A increased $20.2 million, on an adjusted basis. On this basis(1), SG&A as a percentage of revenue improved 320 basis points, from 57.8% to 54.6% primarily as a result of net revenue growth outpacing SG&A expense growth as Warby Parker maintained disciplined management of its expense profile.
•Net loss increased $92.5 million to $91.1 million, primarily as a result of the increase in SG&A described above.
•Adjusted EBITDA(1) increased $4.8 million, or 76% to $11.2 million.
•Adjusted EBITDA margin(1) increased 140 basis points to 8.1%.
“Our journey to becoming a public company has been incredibly fulfilling and exciting, and we are pleased to report strong financial performance in our first earnings report” said Chief Financial Officer Steve Miller. “Our financial model remains grounded in steady active customer growth, consistent customer retention, and compelling customer economics, which we believe provides the framework for sustainable growth with increasing profitability for years to come.”
Balance Sheet Highlights
Warby Parker ended the third quarter 2021 with $266.2 million in cash and cash equivalents.
Raises 2021 Outlook
For the fiscal year 2021, Warby Parker now expects:
•Net revenue of $539.5 million to $542.0 million, representing growth of 37% to 38% versus fiscal year 2020 and growth of 46% versus fiscal year 2019.
•Adjusted EBITDA margin(1) of approximately 4% to 5%.

•35 new store openings bringing total store count to 161.
The guidance and forward-looking statements made in this press release are based on management's expectations as of the date of this press release and do not incorporate future unknown direct or indirect impacts from further resurgences in COVID-19, including the Delta variant.
(1) Please see the reconciliation of non-GAAP financial measures to the most comparable GAAP financial measure in the section titled "Non-GAAP Financial Measures" below.
Webcast and Conference Call
A conference call to discuss Warby Parker’s Q3 2021 financial results and outlook is scheduled for 8:00 a.m. ET today. To participate, please dial 844-200-6205 from the U.S. or 929-526-1599 from international locations. The conference passcode is 386560. A live webcast of the conference call will be available on the investors section of the Company’s website at investors.warbyparker.com where presentation materials will also be posted prior to the conference call. A replay will be made available online approximately two hours following the live call for a period of 90 days.
Forward-Looking Statements
This press release and the related conference call, webcast and presentation contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements may relate to, but are not limited to, expectations of future operating results or financial performance, including expectations regarding achieving profitability and our GAAP and non-GAAP guidance for the years ending December 31, 2021 and December 31, 2022; management’s plans, priorities, initiatives and strategies; and expectations regarding growth of our business. Forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted or quantiﬁed. In some cases, you can identify forward-looking statements because they contain words such as “anticipate,” “believe,” “contemplate,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “should,” “target,” “toward,” “will,” or “would,” or the negative of these words or other similar terms or expressions. You should not put undue reliance on any forward-looking statements. Forward-looking statements should not be read as a guarantee of future performance or results and will not necessarily be accurate indications of the times at, or by, which such performance or results will be achieved, if at all.
Forward-looking statements are based on information available at the time those statements are made and are based on current expectations, estimates, forecasts, and projections as well as the beliefs and assumptions of management as of that time with respect to future events. These statements are subject to risks and uncertainties, many of which involve factors or circumstances that are beyond our control, that could cause actual performance or results to differ materially from those expressed in or suggested by the forward-looking statements. In light of these risks and uncertainties, the forward-looking events and circumstances discussed in this press release may not occur and actual results could differ materially from those anticipated or implied in the forward-looking statements. These risks and uncertainties include our ability to manage our future growth effectively; our expectations regarding cost of goods sold, gross margin, channel mix, customer mix, and selling, general, and administrative expenses; planned new retail stores in 2021 and going forward; increases in component and shipping costs and changes in supply chain; our ability to compete successfully; our ability to manage our inventory balances and shrinkage; our ability to engage our existing customers and obtain new customers; the growth of our brand awareness; the effects of the ongoing COVID-19 pandemic; the effects of seasonal trends on our results of operations; our ability to stay in compliance with extensive laws and regulations that apply to our business and operations; our ability to adequately maintain and protect our intellectual property and proprietary rights; our reliance on third parties for our products, operation and infrastructure; our duties related to being a public benefit corporation; the ability of our Co-Founders and Co-CEOs to exercise significant influence over all matters submitted to stockholders for approval; the effect of our multi-class structure on the trading price of our Class A common stock; and the increased expenses associated with being a public company. Additional information regarding these and other risks and uncertainties that could cause actual results to differ materially from the Company's expectations is included in our Registration Statement on Form S-1, as ﬁled with, and declared effective by, the Securities and Exchange Commission (the “SEC”), and will be included in our Quarterly Report on Form 10-Q for the third quarter ended September 30, 2021. Except as required by law, we do not undertake any obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future developments, or otherwise.
Additional information regarding these and other factors that could affect the Company’s results is included in the Company’s SEC filings, which may be obtained by visiting the SEC's website at www.sec.gov. Information contained on, or that is referenced or can be accessed through, our website does not constitute part of this document and inclusions of any website addresses herein are inactive textual references only.
Glossary
Active Customer is defined as a unique customer that has made at least one purchase of any product or service in the preceding 12-month period.
Non-GAAP Financial Measures
We use Adjusted EBITDA, Adjusted EBITDA margin, Adjusted net income, Adjusted earnings per share, Adjusted cost of goods sold (“Adjusted COGS”), Adjusted gross profit, and Adjusted selling, general, and administrative expenses (“Adjusted SG&A”) as important indicators of our operating performance. Collectively, we refer to these non-GAAP financial measures as our “Non-GAAP Measures.” The Non-GAAP Measures, when taken collectively with our GAAP results, may be helpful to investors because they provide consistency and comparability with past financial performance and assist in comparisons with other companies, some of which use similar non-GAAP financial information to supplement their GAAP results.
Adjusted EBITDA is defined as net income (loss) before interest and other income (loss), taxes, and depreciation and amortization as further adjusted for stock-based compensation expense, non-cash charitable donations, and non-recurring costs such as direct listing or other transaction costs. Adjusted EBITDA margin is defined as Adjusted EBITDA divided by net revenue.
Adjusted net income is defined as net income (loss) adjusted for stock-based compensation expense, non-cash charitable donations, and non-recurring costs such as direct listing or other transaction costs, and as further adjusted for estimated income tax on such adjusted items.
Adjusted earnings per share is defined as Adjusted net income (loss) divided by adjusted weighted average shares outstanding.

Adjusted COGS is defined as cost of goods sold adjusted for stock-based compensation expense.
Adjusted gross profit is defined as net revenue minus Adjusted COGS.
Adjusted SG&A is defined as SG&A adjusted for stock-based compensation expense, non-cash charitable donations, and non-recurring costs such as direct listing or other transaction costs.
The Non-GAAP Measures are presented for supplemental informational purposes only. A reconciliation of historical GAAP to Non-GAAP financial information is included under “Selected Financial Information” below.
We have not reconciled our Adjusted EBITDA margin guidance to GAAP net income (loss) margin, or Net Margin, because we do not provide guidance for GAAP Net Margin due to the uncertainty and potential variability of stock-based compensation and taxes, which are reconciling items between GAAP Net Margin and Adjusted EBITDA margin. Because such items cannot be reasonably provided without unreasonable efforts, we are unable to provide a reconciliation of the Adjusted EBITDA Margin guidance to GAAP Net Margin. However, such items could have a significant impact on GAAP Net Margin.
About Warby Parker
Warby Parker (NYSE: WRBY) was founded in 2010 with a mission to inspire and impact the world with vision, purpose, and style–without charging a premium for it. Headquartered in New York City, the co-founder-led lifestyle brand pioneers ideas, designs products, and develops technologies that help people see, from designer-quality prescription glasses (starting at $95) and contacts, to eye exams and vision tests available online and in more than 150 retail stores across the U.S. and Canada.
Warby Parker aims to demonstrate that businesses can scale, do well, and do good in the world. Ultimately, the brand believes in vision for all, which is why for every pair of glasses or sunglasses sold, they distribute a pair to someone in need through their Buy a Pair, Give a Pair program. To date, Warby Parker has worked alongside its nonprofit partners to distribute more than eight million glasses to people in need.

Selected Financial Information

Warby Parker Inc. and Subsidiaries
Condensed Consolidated Balance Sheets (Unaudited)
(Amounts in thousands, except share data)

	September 30, 2021	December 31, 2020
Assets
Current assets:
Cash and cash equivalents	$266,237	$314,085
Accounts receivable, net	822	601
Inventory	51,442	38,468
Prepaid expenses and other current assets	34,991	6,779
Total current assets	353,492	359,933

Property and equipment, net	105,332	84,534
Other assets	739	284
Total assets	$459,563	$444,751

Liabilities, Redeemable Convertible Preferred Stock, and Stockholders’ Equity (Deficit)
Current liabilities:
Accounts payable	$49,621	$40,788
Accrued expenses	63,656	34,270
Deferred revenue	16,779	26,550
Other current liabilities	4,299	3,722
Total current liabilities	134,355	105,330

Deferred rent	30,978	27,997
Other liabilities	2,674	3,011
Total liabilities	168,007	136,338
Commitments and contingencies
Redeemable convertible preferred stock, $.0001 par value, zero and 54,507,243 shares authorized at September 30, 2021 and December 31, 2020, respectively; zero and 54,041,904 shares issued and outstanding as of September 30, 2021 and December 31, 2020, respectively	—	506,510
Stockholders’ equity (deficit):
Common stock, $.0001 par value, 1,050,000,000 and 150,000,000 shares authorized at September 30, 2021 and December 31, 2020, respectively; 111,392,357 and 53,944,305 shares issued and outstanding as of September 30, 2021 and December 31, 2020, respectively	11	5
Additional paid-in capital	738,834	127,179
Accumulated deficit	(447,339)	(325,390)
Accumulated other comprehensive income	50	109
Total stockholders’ equity (deficit)	291,556	(198,097)
Total liabilities, redeemable convertible preferred stock, and stockholders’ equity (deficit)	$459,563	$444,751

Warby Parker Inc. and Subsidiaries
Condensed Consolidated Statements of Operations (Unaudited)
(Amounts in thousands, except share and per share data)

	Three Months Ended September 30,			Nine Months Ended September 30,
	2021	2020	2019	2021	2020	2019

Net revenue	$137,373	$104,091	$94,735	$407,906	$280,881	$276,842
Cost of goods sold	57,709	40,111	37,874	166,407	114,125	107,066
Gross profit	79,664	63,980	56,861	241,499	166,756	169,776

Selling, general, and administrative expenses	171,643	105,315	55,382	339,264	217,271	157,916
(Loss) income from operations	(91,979)	(41,335)	1,479	(97,765)	(50,515)	11,860

Interest and other (loss) income, net	(146)	(81)	58	(452)	(626)	1,560

(Loss) income before income taxes	(92,125)	(41,416)	1,537	(98,217)	(51,141)	13,420
Provision for income taxes	(1,052)	196	154	151	478	1,562
Net (loss) income	$(91,073)	$(41,612)	$1,383	$(98,368)	$(51,619)	$11,858

Deemed dividend upon redemption of redeemable convertible preferred stock	$—	$—	$—	$(13,137)	$—	$(56,826)
Net (loss) income attributable to common stockholders	$(91,073)	$(41,612)	$1,383	$(111,505)	$(51,619)	$(44,968)

Net (loss) income per share attributable to common stockholders, basic and diluted	$(1.45)	$(0.78)	$0.01	$(1.96)	$(0.98)	$(0.86)
Weighted average shares used in computing net (loss) income per share attributable to common stockholders, basic and diluted	62,887,161	53,179,523	52,453,537	56,985,960	52,818,555	52,386,085

Warby Parker Inc. and Subsidiaries
Condensed Consolidated Statements of Cash Flows (Unaudited)
(Amounts in thousands)

	Nine Months Ended September 30,
	2021	2020
Cash flows from operating activities
Net loss	$(98,368)	$(51,619)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	15,322	13,294
Stock-based compensation	76,002	43,749
Non-cash charitable contribution	7,757	—
Change in operating assets and liabilities:
Accounts receivable, net	(221)	671
Inventory	(12,971)	(5,698)
Prepaid expenses and other assets	(775)	(2,117)
Other non-current assets	(548)	(13)
Accounts payable	7,629	1,899
Accrued expenses	11,724	11,174
Deferred revenue	(9,774)	(3,096)
Other current liabilities	578	764
Deferred rent	2,980	1,471
Other liabilities	530	2,907
Net cash (used in) provided by operating activities	(135)	13,386
Cash flows from investing activities
Purchases of property and equipment	(34,018)	(14,748)
Net cash used in investing activities	(34,018)	(14,748)
Cash flows from financing activities
Proceeds from stock option and warrant exercises	10,087	966
Employee tax withholding remitted in connection with exercise or release of equity awards	(29,059)	—
Proceeds from repayment of related party loans	31,513	945
Stock repurchases	(8,085)	—
Issuance of Series F redeemable convertible preferred stock, net of issuance costs	—	124,717
Issuance of Series G redeemable convertible preferred stock, net of issuance costs	—	118,969
Payment for Tender Offer	(18,031)	—
Borrowings from Credit Facility	—	30,900
Repayment of Credit Facility	—	(30,900)
Net cash (used in) provided by financing activities	(13,575)	245,597
Effect of exchange rates on cash	(120)	(263)
Net (decrease) increase in cash and cash equivalents	(47,848)	243,972
Cash and cash equivalents
Beginning of year	314,085	55,424
End of year	$266,237	$299,396
Supplemental disclosures
Cash paid for income taxes	$314	$220
Cash paid for interest	94	438
Non-cash investing and financing activities:
Purchases of property and equipment included in accounts payable and accrued expenses	$5,246	$2,623
Related party loans issued in connection with stock option exercises	13,827	—

Warby Parker Inc. and Subsidiaries
Reconciliation of GAAP to Non-GAAP Measures (Unaudited)

The following table reflects a reconciliation of Adjusted EBITDA to net loss, the most directly comparable financial measure prepared in accordance with GAAP:

	Three Months Ended September 30,			Nine Months Ended September 30,
	2021	2020	2019	2021	2020	2019
	(unaudited, in thousands)			(unaudited, in thousands)
Net loss	$(91,073)	$(41,612)	$1,383	$(98,368)	$(51,619)	$11,858
Adjusted to exclude the following:
Interest and other (loss), net	(146)	(81)	58	(452)	(626)	1,560
Provision for income taxes	(1,052)	196	154	151	478	1,562
Depreciation and amortization expense	5,587	4,395	4,262	15,410	13,370	10,989
Stock-based compensation expense(1)	65,929	42,377	615	77,599	43,749	4,081
Non-cash charitable donation(2)	7,757	—	—	7,757	—	—
Transaction costs(3)	23,893	—	—	28,262	—	—
Adjusted EBITDA	$11,187	$5,437	$6,356	$31,263	$6,604	$26,930
Adjusted EBITDA margin	8.1%	5.2%	6.7%	7.7%	2.4%	9.7%
(1)    Represents expenses related to the Company’s equity-based compensation programs, which may vary significantly from period to period depending upon various factors including the timing, number, and the valuation of awards granted, vesting of awards including the satisfaction of performance conditions, and the impact of repurchases of awards from employees. For the period ending September 30, 2021, the amount includes $1.6 million of employer payroll costs associated with the release of RSUs in connection with our Direct Listing.
(2)    Represents charitable expense recorded in connection with the donation of 178,572 shares of Series A common stock to the Warby Parker Impact Foundation in August 2021.
(3)    Represents (i) costs directly attributable to the preparation for our Direct Listing and (ii) expenses incurred in connection with the cash tender offer completed in June 2021 (the “Tender Offer”).

The following table presents our non-GAAP, or adjusted, financial measures for the three and nine months ended 2021, 2020, and 2019 as a percentage of revenue. Each cost and operating expense is adjusted for transaction costs, stock-based compensation expense, which includes payroll tax expense related to stock-based compensation, and a charitable stock donation.

	Reported			Adjusted			Reported			Adjusted
	Three Months Ended September 30,			Three Months Ended September 30,			Nine Months Ended September 30,			Nine Months Ended September 30,
	2021	2020	2019	2021	2020	2019	2021	2020	2019	2021	2020	2019
	(unaudited, in millions)			(unaudited, in millions)			(unaudited, in millions)			(unaudited, in millions)
Cost of goods sold	$57.7	$40.1	$37.9	$56.8	$40.1	$37.9	$166.4	$114.1	$107.1	$165.5	$114.1	$107.1
% of Revenue	42.0%	38.5%	40.0%	41.3%	38.5%	40.0%	40.8%	40.6%	38.7%	40.6%	40.6%	38.7%

Gross profit	$79.7	$64.0	$56.8	$80.6	$64.0	$56.8	$241.5	$166.8	$169.7	$242.4	$166.8	$169.7
% of Revenue	58.0%	61.5%	60.0%	58.7%	61.5%	60.0%	59.2%	59.4%	61.3%	59.4%	59.4%	61.3%

Selling, general, and administrative expenses	$171.6	$105.3	$55.4	$75.0	$62.9	$54.8	$339.3	$217.3	$157.9	$226.6	$173.5	$153.8
% of Revenue	124.9%	101.2%	58.5%	54.6%	60.4%	57.9%	83.2%	77.4%	57.0%	55.6%	61.8%	55.6%

Net (loss) income	$(91.1)	$(41.6)	$1.4	$3.9	$0.7	$1.5	$(98.4)	$(51.6)	$11.9	$11.0	$(5.3)	$12.6
% of Revenue	(66.3)%	(40.0)%	1.5%	2.8%	0.7%	1.6%	(24.1)%	(18.4)%	4.3%	2.7%	(1.9)%	4.6%

The following table reflects a reconciliation of each non-GAAP, or adjusted, financial measure to its most directly comparable financial measure prepared in accordance with GAAP:

	Three Months Ended September 30,			Nine Months Ended September 30,
	2021	2020	2019	2021	2020	2019
	(unaudited, in thousands)			(unaudited, in thousands)
Cost of goods sold	$57,709	$40,111	$37,874	$166,407	$114,125	$107,066
Adjusted to exclude the following:
Stock-based compensation expense(1)	923	—	3	923	1	11
Adjusted cost of goods sold	$56,786	$40,111	$37,871	$165,484	$114,124	$107,055

Gross profit	$79,664	$63,980	$56,861	$241,499	$166,756	$169,776
Adjusted to exclude the following:
Stock-based compensation expense(1)	923	—	3	923	1	11
Adjusted gross profit	$80,587	$63,980	$56,864	$242,422	$166,757	$169,787

Selling, general, and administrative expenses	$171,643	$105,315	$55,382	$339,264	$217,271	$157,916
Adjusted to exclude the following:
Stock-based compensation expense(1)	65,006	42,377	612	76,676	43,748	4,070
Non-cash charitable donation(2)	7,757	—	—	7,757	—	—
Transaction costs(3)	23,893	—	—	28,262	—	—
Adjusted selling, general, and administrative expenses	$74,987	$62,938	$54,770	$226,569	$173,523	$153,846

Net (loss) income	$(91,073)	$(41,612)	$1,383	$(98,368)	$(51,619)	$11,858
Provision for income taxes	(1,052)	196	154	151	478	1,562
(Loss) income before income taxes	(92,125)	(41,416)	1,537	(98,217)	(51,141)	13,420
Adjusted to exclude the following:
Stock-based compensation expense(1)	65,929	42,377	615	77,599	43,749	4,081
Non-cash charitable donation(2)	7,757	—	—	7,757	—	—
Transaction costs(3)	23,893	—	—	28,262	—	—
Adjusted provision for income taxes(4)	(1,542)	(272)	(609)	(4,355)	2,090	(4,949)
Adjusted net income (loss)	$3,912	$689	$1,543	$11,046	$(5,302)	$12,552

Less: undistributed adjusted net income attributable to participating securities	(1,648)	(340)	(694)	(5,221)	—	(5,858)
Adjusted net income (loss) attributable to common stock	$2,264	$349	$849	$5,825	$(5,302)	$6,694

Adjusted weighted average shares - diluted(5)	69,189,226	59,515,607	59,299,298	63,717,358	52,818,555	58,974,645
Adjusted diluted earnings per share	$0.03	$0.01	$0.01	$0.09	$(0.10)	$0.11

(1)    Represents expenses related to the Company’s equity-based compensation programs, which may vary significantly from period to period depending upon various factors including the timing, number, and the valuation of awards granted, vesting of awards including the satisfaction of performance conditions, and the impact of repurchases of awards from employees. For the period ending September 30, 2021, the amount includes $1.6 million of employer payroll costs associated with the release of RSUs in connection with our Direct Listing, of which $0.1 million is included in COGS and $1.5 million is included in SG&A.
(2)    Represents charitable expense recorded in connection with the donation of 178,572 shares of Series A common stock to the Warby Parker Impact Foundation in August 2021.
(3)    Represents (i) costs directly attributable to the preparation for our Direct Listing and (ii) expenses incurred in connection with the cash tender offer completed in June 2021 (the “Tender Offer”).
(4)     The adjusted provision for income taxes is based on long-term estimated annual effective tax rates of 28.28%. The Company may adjust its adjusted tax rate as additional information becomes available or events occur which may materially affect this rate, including impacts from the rapidly evolving global tax environment, significant changes in our geographic mix, merger and acquisition activity, or changes in our business outlook.
(5)    Includes an additional 6.3 million, 6.3 million, and 6.8 million dilutive securities for the three months ended September 30, 2021, 2020, and 2019, respectively, and an additional 6.7 million, 0, and 6.6 million dilutive securities for the nine months ended September 30, 2021, 2020, and 2019, respectively, that are excluded from a GAAP perspective due to the Company’s net loss position.

Contacts
Investor Relations:
Tina Romani
Investors@Warbyparker.com

Media:
Lena Griffin
lena@derris.com

Source: Warby Parker Inc.